SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant     [   ]

Check the appropriate box:

[    ]  Preliminary Proxy Statement

[    ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[    ]  Definitive Additional Materials

[    ]  Soliciting Material Pursuant to Sec. 240.14a-12

THE DAVEY TREE EXPERT COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[    ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3)  Per unit price or other underlying value of transaction computed pursuant to
             Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

[    ]  Fee paid previously with preliminary materials.

[    ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
        and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
        2)  Form, Schedule or Registration Statement No.:
        3)  Filing Party:
        4)  Date Filed:

[DAVEY LOGO]

The Davey Tree
Expert Company

NOTICE OF 2001
ANNUAL MEETING
AND
PROXY STATEMENT

[DAVEY LOGO]

R. Douglas Cowan
Chairman of the Board and
     Chief Executive Officer

Karl J. Warnke
President and
     Chief Operating Officer

April 20, 2001

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at The Davey Institute, Kent, Ohio at 5:00 p.m. on Tuesday, May 15, 2001. We hope you will be able to attend.

The Notice of Annual Meeting of Shareholders and the Proxy Statement, which are included in this booklet, describe the matters to be acted upon at the meeting. Regardless of the number of shares you own, your vote on these matters is important. Whether or not you plan to attend the meeting, we urge you to mark your choices on the enclosed proxy card and sign and return it in the envelope provided. If you later decide to vote in person at the meeting, you will have an opportunity to revoke your proxy and vote by ballot.

We look forward to seeing you at the meeting.

Sincerely,

R. Douglas Cowan                       Karl J. Warnke
Chairman of the Board and           President and
Chief Executive Officer                 Chief Operating Officer

THE DAVEY TREE EXPERT COMPANY

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

The Annual Meeting of Shareholders of The Davey Tree Expert Company will be held at The Davey Institute, Kent, Ohio, at 5:00 p.m. on Tuesday, May 15, 2001. The purpose of the meeting is:

     1.     To elect directors to the class whose term expires
             in 2004.

     2.     To hear reports and to transact any other business
             that may properly come before the meeting.

Shareholders of record at the close of business on March 31, 2001, are entitled to notice of and to vote at the meeting.

                                   For the Board of Directors

                                   David E. Adante
                                   Secretary

April 20, 2001

THE DAVEY TREE EXPERT COMPANY

PROXY STATEMENT

The Board of Directors of The Davey Tree Expert Company requests your proxy for use at the Annual Meeting of Shareholders to be held on May 15, 2001, and at any adjournments of that meeting. This Proxy Statement is to inform you about the matters to be acted upon at the meeting.

If you attend the meeting, you can vote your shares by ballot. If you do not attend, your shares can still be voted at the meeting if you sign and return the enclosed proxy card. Shares represented by a properly signed card will be voted in accordance with the choices marked on the card. If no choices are marked, the shares will be voted to elect as directors the nominees listed on pages three and four. You may revoke your proxy before it is voted by submitting another proxy card with a later date or by giving notice to the Company in writing or orally at the meeting.

This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 20, 2001. The Company's executive offices are located at 1500 North Mantua Street, Kent, Ohio 44240. Its telephone number is (330) 673-9511.

ELECTION OF DIRECTORS

The Company's Board of Directors is now composed of ten directors, three directors in the class whose terms expire in 2001, three directors in the class whose terms expire in 2002 and four directors in the class whose terms expire in 2003. Two vacancies, as described below, will exist on the Board of Directors after the 2001 Annual Meeting of Shareholders. Each of the directors serves for a term of three years and until a successor is elected. The Board met five times during the last fiscal year.

Nominees for election as directors for the term expiring in 2004, as well as present directors, whose term will continue after the meeting, appear below. The Board of Directors recommends you vote for the nominees listed.

Nominees for Directors Whose Terms Expire in 2004

R. Cary Blair, age 61, has been a director of the Company since 1989. He has been Chairman and Chief Executive Officer of the Westfield Companies, a regional property, casualty, and life insurance company headquartered in Westfield, Ohio, since before1996. He has been a director of the Westfield Companies since 1984 and is a director of Inter-Ocean Reinsurance Co., Ltd., a multi-line finite re-insurance concern. He is also a director of First Merit Corporation, a financial institution headquartered in Akron, Ohio.

Douglas K. Hall, age 49, has been a director of the Company since 1998. He was named CEO and Vice Chairman of Earth Satellite Corporation, a provider of remote sensing utilizing geographic information systems (GIS) in 1999. Prior to joining Earth Satellite, and since 1996, he was Vice President and Chief Operations Officer of The Nature Conservancy, an international conservation organization with 900,000 members. From 1993 to 1996, he served as Assistant Secretary for Oceans and Atmosphere and Deputy Administrator of the National Oceanic and Atmospheric Administration (NOAA) in the U.S. Department of Commerce.

James H. Miller, age 74, has been a director of the Company since 1985. Mr. Miller has been retired since 1986. Before his retirement, he was Vice President-Administration of GenCorp, Inc. (formerly the General Tire and Rubber Co.), a tire manufacturer.

Present Directors Whose Terms Expire in 2002

R. Douglas Cowan, age 60, has been a director of the Company since 1982, Chairman of the Board since 1997, and Chief Executive Officer since 1988, and was President for more than five years until 1999 when his successor was elected.

Russell R. Gifford, age 61, has been a director of the Company since 1997. He was President of Consolidated Natural Gas System, an unregulated marketing arm of CNG Energy Services Corporation, from 1994 to his retirement in 1997. Mr. Gifford is a director of Applied Industrial Technologies, Inc., a parts and service distribution company.

There is currently a vacancy on the Board of Directors in the class whose terms expire in 2002.

Present Directors Whose Terms Expire in 2003

Karl J. Warnke, age 49, has been the President and Chief Operating Officer of the Company since 1999. Prior to that, Mr. Warnke was Executive Vice President of the Company since 1993 and was Vice President and General Manager, Utility Services, since 1988.

Willard R. Holland, age 65, was the Chairman of the Board and Chief Executive Officer of FirstEnergy Corporation, an electric utility, since 1997 and Chairman of the Board of Pennsylvania Power, an electric utility, since 1993 and until his retirement as CEO in 1999 and as Chairman in 2000. Prior to that, he was Chief Executive Officer of Ohio Edison, one of the predecessors of FirstEnergy Corporation, from 1993 to 1997 and Chairman of Ohio Edison from 1996 to 1997. Mr. Holland joined Ohio Edison in 1991 as President and Chief Operating Officer. He is a director of A. Schulman, Inc., a supplier of fabricated plastics to manufacturers.

Richard S. Gray, age 69, has been a director of the Company since 1991. He had been president of

Enterprise Development, Incorporated, a non-profit organization that provides counsel and assistance to new enterprises, since April 1987 and until his retirement in 1998. He is a director of SIFCO Industries, Inc., a provider of specialty components for aerospace applications.

After many years of distinguished service, Mr. William D. Ginn is retiring from the Board of Directors following the 2001 Annual Meeting. No nominee has been identified to fill the position vacated by Mr. Ginn.

Committees of the Board of Directors;
Attendance

The present members of the Audit Committee are Messrs., Gifford (Chairman), Ginn, Hall, and Miller. The Audit Committee reviews the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of the Company's systems of internal control. The Committee also recommends to the Board of Directors the appointment of the independent auditors for each fiscal year. The Audit committee met three times during the last fiscal year.

The present members of the Compensation Committee are Messrs. Blair (Chairman), Gifford, Gray, and Hall. The Compensation Committee recommends to the Board of Directors the salaries and other compensation of executive officers of the Company and supervises the administration of the Company's benefits programs. The Compensation Committee met four times during the last fiscal year.

The present members of the Nominating Committee are Messrs. Blair, Cowan, Ginn (Chairman), and Holland. The Nominating Committee screens and nominates candidates for election as directors and recommends committee members for appointment by the Board of Directors. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder who wishes to suggest a director candidate for consideration by the Nominating Committee should consult the applicable provision of the Company's Regulations, which are available for inspection at the Company's offices during business hours. The Nominating Committee met two times during the last fiscal year.

The present members of the Finance Committee are Messrs. Cowan, Gray, Holland, Miller (Chairman), and Warnke. The Finance Committee reviews the Company's annual business plan as developed by management and recommends it to the Board of Directors for approval. The Committee also reviews longer-term financial issues affecting the Company's ownership structure, financial condition and business plans. The Finance Committee met three times during the last fiscal year.

During the last fiscal year, each director attended at least 75% of the meetings of the Board of Directors and of the committees on which he served.

Compensation of Directors

The Company pays directors who are not executive officers of the Company a fee of $11,000 per year plus $1,000 for the first and $500 for each additional Board or Committee meeting attended on the same day, plus reasonably incurred travel and lodging expenses. Chairmen of Committees receive an additional retainer of $2,500 per year and a non-employee Chairman of the Board receives an additional $5,000 retainer per year. Directors receive a fee of $500 for each written consent related to considering the authorization or taking of an action without a meeting. Directors may defer all or part of their fees in cash or stock until their retirement as directors.

Ownership of Common Shares

The following table shows, as of March 31, 2001, the number and percent of Common Shares of the Company beneficially owned by each nominee, director, the officers listed in the Summary Compensation Table, and all directors and officers as a group:
Name	Number of Shares (1)(2)	Percent (2) (3)

R. Douglas Cowan	367,441	4.61%
Karl J. Warnke	209,700	2.64%
R. Cary Blair	14,000	0.18%
Russell R. Gifford	8,200	0.10%
William D. Ginn	19,194	0.24%
Richard S. Gray	16,000	0.20%
Douglas K. Hall	4,000	0.05%
Willard R. Holland	4,000	0.05%
James H. Miller	40,000	0.51%

David E. Adante	203,684	2.57%
Howard D. Bowles	206,193	2.61%
C. Kenneth Celmer	158,562	2.01%
19 directors and officers as a group, including those listed above	1,994,064	23.12%

1.     Other than as described below, beneficial ownership of the
        Common Shares listed in the tables is comprised of sole voting and investment power, or voting and investment power, shared with a spouse.

        Includes shares allocated to individual accounts under the
        Company's 401KSOP and ESOP Plan (the "KSOP") with respect
        to which the following executive officers have only sole voting power as follows: R. Douglas Cowan, 45,527 shares, Karl J. Warnke, 18,611 shares, David E. Adante, 23,307 shares, Howard D. Bowles, 27,637 shares, C. Kenneth Celmer, 35,884 shares, and 296,141 shares by all officers as a group.

2.     These include the right to purchase on or before May 30, 2001, upon the exercise of outstanding stock options, 140,800 Common
        Shares by

        Mr. Cowan, 100,000 Common Shares by Mr. Warnke, 100,000
        Common Shares by Mr. Adante, 74,400 Common Shares by Mr.
        Bowles, 66,400 Common Shares by Mr. Celmer and 789,600
        Common Shares by all directors and officers as a group.

3.     Percentage calculation based on total shares outstanding plus the options exercisable by the respective individual on or before
        May 30, 2001, in accordance with Rule 13d-3(d) of the Securities
        Exchange Act of 1934.

To the Company's knowledge, as of March 31, 2001, no person or entity was an owner, beneficial or otherwise, of more than five percent of the outstanding Common Shares of the Company. Key Trust Company of Ohio, N. A., trustee of the KSOP, 127 Public Square, 14th Floor, Cleveland, Ohio 44114, had, as of March 31, 2001, certain trustee imposed rights and duties with respect to Common Shares held by it. The number of Common Shares held in the KSOP as of March 31, 2001 was 2,911,940, 37.17% of the outstanding Common Shares of the Company.

REMUNERATION OF EXECUTIVE OFFICERS

The table below shows the cash compensation of the five highest paid executive officers of the Company whose aggregate cash compensation exceeded $100,000.

                                           Summary Compensation Table
Annual Compensation
Name and Principal Position	Year	Salary	Bonus	All Other Annual Compen- sation (1)

R. Douglas Cowan Chairman and Chief Executive Officer	2000 1999 1998	310,000 303,269 278,907	0 71,150 195,000	1,547 2,400 1,696

Karl J. Warnke President and Chief Operating Officer	2000 1999 1998	211,539 193,269 172,028	0 94,800 103,100	1,406 - 1,662

David E. Adante Executive Vice President, Chief Financial Officer and Secretary-Treasurer	2000 1999 1998	182,000 180,115 172,028	0 33,025 100,000	1,540 2,400 1,710

Howard D. Bowles Senior Vice President and General Manager, Davey Tree Surgery Company	2000 1999 1998	149,846 142,846 130,677	0 80,600 90,000	1,712 - 1,330

C. Kenneth Celmer Senior Vice President and General Manager, Residential and Commercial Services	2000 1999 1998	154,500 140,115 130,253	30,000 81,750 90,100	2,237 2,400 1,696

(1)   All other compensation represents amounts allocated to the participant accounts for each of the officers under the terms of the Company's 401KSOP and ESOP.

Option Grants in Last Fiscal Year

The Company made no grants of stock options to any named executive officer during the last completed fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

	Shares Acquired On Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End ($) (1) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
R. D. Cowan	-0-	-0-	140,800	101,200	$564,640	$34,720
Karl J. Warnke	-0-	-0-	100,000	8,000	399,390	24,800
David E. Adante	-0-	-0-	100,000	8,000	399,390	24,800
Howard D. Bowles	-0-	-0-	74,400	5,600	301,450	17,360
C. Kenneth Celmer	-0-	-0-	66,400	5,600	265,970	17,360

(1)     The value realized upon exercise of options is based on the difference between the option exercise price and the fair market value at the date of exercise.

(2)     The value of unexercised options is based on the year-end price of $11.00 per share.

Pension Plan Table

The table below shows estimated annual benefits payable under the employee retirement plan to an employee, including officers (other than to an employee who is subject to a collective bargaining agreement), retiring at age 65, and electing a life benefit without survivor options, with the years of benefit service and base compensation indicated. Such benefits are reduced to recognize in part the Company's cost of Social Security benefits related to service with the Company. The Company's plans also provide for the payment of benefits to an employee's surviving spouse or beneficiary.
Final Average Base Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35+ Years

100,000	4,947	7,421	9,894	12,368	14,841	17,315
125,000	6,447	9,671	12,894	16,118	19,341	22,565
150,000	7,947	11,921	15,894	19,868	23,841	27,815
160,000 and up	9,147	13,721	18,294	22,868	27,441	32,015

A participant generally will be credited with a year of benefits service for each year after December 31, 1996, that he was eligible to participate in the pension plan. An employee's Final Average Annual Compensation is his average W-2 earnings for the years he participated in the plan and for the year 2000 cannot include compensation in excess of $160,000.

The credited years of service for Messrs. Cowan, Warnke, Adante, Bowles, and Celmer are 15.4, 12.0, 18.0, 25.0 and 17.1, respectively.

The following is a graph which compares the five-year cumulative return from investing $100 on December 31, 1995 in each of Davey Tree Common Shares, the S&P 500 Index and the S&P Service (Commercial and Consumer) 500 Index, with dividends assumed to be reinvested.
	1995	1996	1997	1998	1999	2000
DAVEY	100	137	200	249	204	176
S&P 500 Composite - Ltd.	100	123	164	211	255	232
S&P Service (Comml. & Consumer) 500	100	103	142	116	111	71

Report of Compensation Committee

General

The Compensation Committee of the Board of Directors, composed entirely of non-employee Directors, is responsible for management succession matters, for administering the Company's executive incentive and benefits programs, and for establishing salaries for executive officers. The Committee's recommendations in these matters are presented to the Board of Directors for approval. In its deliberations, the Committee periodically retains outside professionals to assess the fairness of the Company's compensation programs and meets frequently with the Chief Executive Officer of the Company to obtain management's recommendations on compensation issues.

Compensation Policies

The Committee is careful to align executive officer compensation with the interest of shareholders. The Committee has established a policy whereby a substantial portion of the compensation of executive officers, including the Chief Executive Officer, is contingent on the profitability of the Company. Approximately twenty to forty percent of an executive officer's compensation is determined based on pre-tax profits of the Company, after a target return on shareholders' equity is achieved. The fundamental theory of this policy is that the shareholders of the Company are entitled to a fair pre-tax return on their investment before any incentive payments are made to executive officers. To the extent that the efforts of the executive officers result in a higher return on shareholders' equity, the Committee believes that the officers should be rewarded. The Committee and the Board of Directors believe that this compensation policy creates a significant incentive for management of the Company, which in turn creates long-term benefits for the shareholders.

Base Salary

Base salary levels are largely determined on the basis of comparisons with similar companies of approximately the same size. The Committee periodically retains a nationally known compensation consulting firm to conduct a compensation competitiveness study to determine the adequacy of the Company's compensation for executive officers compared to the compensation of officers in comparable companies. The last study was conducted in 1998, and compensation ranges were established by the Committee for each of the officers on the basis of job description and market comparisons. The Committee's general policy regarding base salary is that the Company's executive officers should be compensated near the "mid-point" of the market range established by the consultants, giving allowance to experience and provided that the Company's long-term goals are being achieved. None of the executive officers has an employment agreement with the Company.

The Committee reviews the performance of each of the officers of the Company with the Chief Executive Officer at each of its meetings and is particularly attentive to an assessment of the officers' performance against goals, demonstrated capabilities and development of subordinates. The salary adjustments for the Chief Executive Officer are determined solely by the Committee after an evaluation of the same criteria used for other executive officers. The officers of the Company are generally on a 12-15 month salary adjustment cycle.

Incentive Compensation

In 1979, the Board of Directors adopted a Management Incentive Compensation Plan designed to reward the Company's management group, which includes approximately 50 people, for above average profit performance. The Plan provides for the calculation of a

"Bonus Fund" based on the average of the last three years' pre-tax profit performance. Under the terms of the Plan, a required return on the shareholders' equity is deducted from pre-tax profits, and a percentage of any excess amount is designated as a "Bonus Base". The Bonus Fund for the year equals an average of the Bonus Base for each of the preceding three years. This Bonus Fund is allocated by the Committee to the management group based on individual performance, operating group performance, as well as overall Company performance.

In 1994, the shareholders approved the 1994 Omnibus Stock Plan (the Plan), which consolidates into a single plan provisions for the grant of stock options, other stock-based incentives, and the maintenance of an employee stock purchase program. The Plan replaced the 1982 Employee Stock Purchase Plan and the 1987 Incentive Stock Option Plan, under which no future grants will be made. Provisions of the Plan give the committee broad discretion to fashion the terms of awards in order to provide Davey Tree's employees with stock-based incentives that are appropriate under the circumstances. It is designed to foster long-term growth and performance by motivating employees through stock-based incentives and ownership, as well as enhance the Company's ability to attract and retain qualified employees and directors. Option grants are based on the fair market value of the Company's Common Shares on the date of grants, as established by an independent valuation firm, Management Planning, Inc. All employees of Davey Tree and its subsidiaries are eligible to participate in the Plan, and all non-employee directors of Davey Tree are eligible to receive director options under the Plan. The committee believes the Plan provides incentives to increase the market performance of the Company's shares, thereby aligning the Company's interests with those of the shareholders.

By the Compensation Committee of the Board of Directors: R. Cary Blair, Russell R. Gifford, Richard S. Gray, and Douglas K. Hall

Indebtedness of Management

No executive officer, director, nominee or affiliate of any such person was indebted to the Company in excess of the reporting requirements of the General Rules and Regulations under the Securities Exchange Act of 1934 at any time during the year 2000.

INDEPENDENT AUDITORS

Deloitte & Touche LLP has been appointed as the Company's independent auditors for the fiscal year ending December 31, 2001. Deloitte & Touche was created by the merger of Touche, Ross & Co. with Deloitte, Haskins and Sells in 1989. Touche, Ross & Co. has served as the Company's independent auditors since 1975. A representative of Deloitte & Touche is expected to be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and to respond to questions regarding Deloitte & Touche's examination of the Company's financial statements and records for the fiscal year ended December 31, 2000.

Audit Fees

The aggregate fees billed by Deloitte & Touche for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for review of the financial statements included in the Company's reports on Forms 10-Q for that fiscal year were $86,400.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte & Touche for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $0.

All Other Fees

The aggregate fees billed by Deloitte & Touche for services rendered to the Company, other than the services described in the above noted categories for the fiscal year ended December 31, 2000 were $112,093.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the management of the Company. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, the independent auditors of the Company, the matters required by Codification of Statements on Auditing Standards No. 61. The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Boards Standard No. 1 and has discussed with Deloitte & Touche it's independence from the Company.

Based on the foregoing, the Audit Committee recommended that such audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Company's Form 10-K was filed with th e

Securities and Exchange Commission on March 30, 2001.

The Board of Directors of the Company has adopted a written charter for the Audit Committee of the Company and has attached hereto as Appendix A. The members of the Audit Committee of the Company are "independent," as such term is defined by Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards.

By the Audit Committee of the Board of Directors: Russell R. Gifford, William D. Ginn, Douglas K. Hall, and James H. Miller.

GENERAL

Voting at the Meeting

Shareholders of record at the close of business on March 31, 2001 (the record date) are entitled to notice of and to vote at the meeting. On that date, a total of 7,835,044 of the Company's Common Shares were outstanding and entitled to vote. Each of the Company's Common Shares is entitled to one vote.

Each shareholder has the right to vote cumulatively if any shareholder gives notice in writing to the President, any Vice President or the Secretary of the Company at least 48 hours before the time set for the meeting and an announcement of the notice is made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving notice. If cumulative voting is in effect, shareholders will be entitled to cast a number of votes equal to the number of shares voting multiplied by the number of directors to be elected. A shareholder may cast all of these votes for one nominee or distribute them among several nominees, as that shareholder sees fit. If cumulative voting is in effect, shares represented by each properly signed proxy card will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named in the proxy card.

Under Ohio law, directors are elected by the votes of shareholders exercising a majority of the voting power of the Company present at a meeting at which a quorum is present, and proposals are adopted or approved by the vote of a specified percentage of the voting power of the Company. Abstentions and non-votes are tabulated in determining the votes present at the meeting. Consequently, an abstention or a non-vote has the same effect as a vote against a director nominee or a proposal, as each abstention or non-vote would be one less vote for a director nominee or a proposal.

If any of the nominees listed on pages three and four becomes unable or declines to serve as a director, each properly signed proxy card will be voted for another person recommended by the Board of Directors. However, the Board has no reason to believe that this will occur.

The Board of Directors knows of no other matters that will be presented at the meeting. However, if other matters do properly come before the meeting, the person named in the proxy card will vote on these matters in accordance with their best judgment.

Shareholder Proposals

Any shareholder who wishes to submit a proposal to be considered for inclusion in next year's Proxy Statement should send the proposal to the Company on or before December 21, 2001. Additionally, a shareholder may submit a proposal for consideration at next year's Annual Meeting of Shareholders, but not for inclusion in next year's Proxy Statement, if that proposal is submitted on or before March 5, 2002.

Expenses of Requesting Proxies

The Company will bear the expense of preparing, printing, and mailing this Notice and Proxy Statement. In addition to requesting proxies by mail, officers and regular employees of the Company may request proxies by telephone or in person. The Company will ask custodians, nominees, and fiduciaries to send proxy material to beneficial owners in order to obtain voting instructions. The Company will, upon request, reimburse them for their reasonable expenses for mailing the proxy material.

Annual Report

The Company's Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2000, is being mailed to shareholders of record with this Proxy Statement.

                                  For the Board of Directors,

                                  DAVID E. ADANTE

                                  Secretary

April 20, 2001

APPENDIX A

Charter for the Audit Committee of the Board of Directors

The Company's outside auditors have ultimate accountability to the Board of Directors. The Audit Committee function is to assist the Board in its oversight responsibility through review and monitoring auditing, accounting and financial reporting processes, the quality and integrity of financial reports and the independence and performance of the Company's internal and outside auditors. The Audit Committee will consist of a minimum of three outside, independent directors, all financially literate, at least one experienced in finance or accounting. The Audit Committee will:

-     Operate under a formal charter, which it will review
     and assess annually.

-    Evaluate and recommend to the Board of Directors the
     outside auditors to be selected to audit the financial
     statements of the Company, including their
     replacement if deemed necessary.

-     Review with the outside auditors and the Company's
     financial management the scope and thoroughness of
     proposed audits and audit procedures, including the
     costs associated therewith, and at the conclusion
     thereof review the actual audit, including comments or
     recommendations of the outside auditors.

-     Discuss with the outside auditors the clarity,
     consistency and completeness of the Company's
     financial statements and related disclosures.

-     Review with the full Board the results of the outside
     auditors' examination, as well as the Audit Committee's
     evaluation thereof.

-     Review the annual internal audit plan of the Company
      and, from time to time, the work of internal audit.

-     Recommend to the Board the inclusion of the annual
      financial statements in the annual report on Form 10-K
      and review the disclosures and content with
      management and outside auditors.

-     Any issues related to quarterly financial statements that
     the outside auditors may wish to communicate to the
     Committee, prior to filings with the SEC, shall be
     discussed with the Chairperson, who shall
     communicate thereafter with the entire Committee.

-     Ensure that the outside auditors state annually, in
     writing, all relationships they have with the Company
     consistent with Independence Standards Board
     Standard 1 and, in conjunction therewith, review all
     non-audit fees paid to them and annually evaluate the
     independence and objectivity of the auditors.

-     Bring to the attention of the full Board any material
      issues, including any improprieties by management or
      employees discovered by the outside auditors or the
      internal audit staff.

Adopted by the Board of Directors December 8, 2000

YOUR VOTE IS IMPORTANT.
PLEASE SIGN DATE & RETURN
YOUR PROXY